UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 27, 2022, Catherine A. Lesjak notified SunPower Corporation (the “Company”) of her intent to resign from the Board of Directors (the “Board”) of the Company, effective on or before December 31, 2022. On December 31, 2022, Ms. Lesjak departed from the Board and any committees thereof, effective immediately.

On January 3, 2023, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of Ms. Lesjak’s resignation, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2), which requires the audit committee to consist of at least three members, each of whom is an independent director and meets heightened independence standards for audit committee members. As permitted by Nasdaq Listing Rule 5605(c)(4)(B), the Company intends to cure this non-compliance prior to June 29, 2023 and has an active search underway to fill the vacancy on the Board. Following the Company’s notification to Nasdaq, the Company received a notification from Nasdaq on January 4, 2023 that, as a result of Ms. Lesjak’s resignation, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2), as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

January 5, 2023	By:	/S/ EILEEN EVANS
	Name:	Eileen Evans
	Title:	Executive Vice President and Chief Legal Officer